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                       FREDERICK WILLETTS, III TO SPEAK AT
                       COMMUNITY BANK INVESTOR CONFERENCE
                      HOSTED BY AMERICA'S COMMUNITY BANKERS

For Immediate release:  October 26, 2007

Wilmington, NC--Frederick Willetts, III, President and Chief Executive Officer of Cooperative Bankshares, Inc. (the "Company") (NASDAQ:"COOP"), will be a guest speaker at the Community Bank Investor Conference hosted by America's Community Bankers in New York, New York. Mr. Willetts' presentation is scheduled for Friday, November 2, 2007 at 9:00 a.m. Eastern time and will focus on the Company's performance and strategies.

The presentation slides will be filed with the Securities and Exchange Commission prior to the start of the conference. The presentation will be accessible "live" during the conference on the following site: http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=COOP&item_id=1679393.
For those unable to listen to the live broadcast, a replay will be available for 7 business days beginning one hour after the conclusion of the event. It will also be available on the Company's website at: www.coop-bank.com until December 2, 2007.

Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 23 offices in Eastern North Carolina and one office in Jefferson, South Carolina. Cooperative Bank's subsidiary, Lumina Mortgage Company, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.

                           For additional information:
                             Frederick Willetts, III
                                  910-343-0181